EXHIBIT 10.2


                                 LEASE AGREEMENT

         THIS LEASE, made by and between DRAFT PARTNERSHIP, an Ohio general partnership, hereinafter referred to as "Lessor", and MIAMI COMPUTER SUPPLY, INC., an Ohio corporation, hereinafter referred to as "Lessee".

                                   WITNESSETH:

1.       LEASED PREMISES

         In consideration of the rents hereinafter reserved and all terms, conditions, covenants and agreements hereinafter contained, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor the property described in Exhibit "A" attached hereto and fully incorporated herein. Said property is hereinafter called the "Leased Property" or "Leased Premises" and shall include all the rights, easements and appurtenances thereunto belonging and usually had and enjoyed therewith.

2.       TERM AND OCCUPANCY

         A. The term of this Lease shall be for a period of ten (10) years commencing on the "Commencement Date", as hereinafter defined and referred to, and to be fully completed and ended on the day immediately preceding the tenth anniversary date thereof.

         B. For purposes hereof, Commencement Date shall mean the first day of the month immediately preceding when the Leased Premises are "Available for Occupancy" which for purposes hereof shall mean when the Leased Premises are substantially completed such that the Lessee may commence its use and occupancy.

         C. Lessee shall be entitled to possession of the Leased Premises on the Commencement Date unless otherwise agreed by Lessor.

3.       RENT

         A. During the term of this Lease, the Lessee shall pay to Lessor as rentals hereunder the "Base Monthly Rental" as such term is hereinafter defined and referred to, payable in advance on the first business day of each month at such place that Lessor may direct in writing.

         B. The Base Monthly Rental for the period commencing on the Commencement Date and continuing through June, 1999 shall be $20,000.00. The Base Monthly Rental has been determined based on a "Total Cost" as such term is hereinafter defined and referred to of $1,500,000.00. Total Cost shall mean all of the costs incurred by Lessor, hard and soft, to acquire the Leased Property, construct the improvements thereon, and to finance such

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acquisition and/or construction. In the event the actual Total Cost is less or more than $1,500,000.00 the Base Monthly Rental shall be adjusted by multiplying $20,000.00 times a fraction, the numerator of which is the actual Total Cost and the denominator of which is $1,500,000.00. Lessor shall furnish Lessee with an itemization of the actual Total Cost prior to the Commencement Date.

         C. Commencing on the first day of July, 1999 and on the first day of each and every July thereafter, hereinafter referred to as the "Adjustment Date(s)", the Base Monthly Rental for such twelve (12) month period shall be adjusted on the basis of any increases in the "CPI Index" as hereinafter defined and referred to. In no event shall such Base Monthly Rental be decreased.

         D. As of the first Adjustment Date and every Adjustment Date thereinafter the Base Monthly Rental shall be increased in the same proportion as any increases in the CPI Index during the "Applicable Review Period", which for purposes hereof shall mean June 1, 1998 through June 1, 1999 and the period from the preceding Adjustment Date to the current Adjustment Date.

         E. Lessee shall continue to make the Base Monthly Rental payments then in effect until notified by Lessor in writing of any increases at which time such Base Monthly Rental shall be adjusted.

         F. The CPI Index shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84=100) published by the Bureau of Labor Statistics, U.S. Department of Labor. If at any time during the term of this Lease the foregoing index shall cease to be published, the Lessor and Lessee shall, by mutual agreement, determine an alternate index or method to compute the Base Monthly Rental hereunder.

         G. In the event any rental payment hereunder is not paid with ten (10) days after its due date, Lessee agrees to pay an additional amount to Lessor equal to 10% of such payment as a late charge unless waived by Lessor.

4.       RENEWAL OPTIONS

         Provided that Lessee is not in default hereunder, Lessee may renew the term hereby granted for two (2) successive terms of five (5) years each, commencing on the expiration of the initial term, subject to all of the terms, covenants and conditions of this Lease. Said options shall be exercised by Lessee giving written notice to Lessor of its intent to so exercise at least one hundred eighty (180) days prior to the expiration of the initial term or the renewal term, whichever the case may be.


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5.       USE

         The Lessee agrees that the Leased Premises are to be used for Lessee's distribution business and corporate offices, and for such other and further things as are necessary and proper in connection with its business, subject to present and future zoning ordinances of the local governmental authorities, as the same may be lawfully enforced, resistance to which, if any, shall be at the cost and expense of the Lessee.

6.       LAWS AND REGULATIONS

         Lessee shall, at Lessee's sole cost and expense, promptly comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal and other applicable governmental authorities now in force, or which may hereinafter be in force, pertaining to the Leased Premises and shall faithfully observe in the use of Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereinafter be in force.

7.       MAINTENANCE, REPAIR AND REPLACEMENT


         A. Lessor. The Lessor shall maintain, repair and replace the exterior of the building, all structural components of such building and the parking lot.

         B. Lessee. Except those items which are the responsibility of the Lessor, Lessee agrees to maintain, repair and make all necessary replacements to the interior of the building, including without limitation, all glass, mechanical, electrical, plumbing, heating and air conditioning systems, which Lessor represents are in operable and working condition on the execution date of this Lease. Lessee shall also be responsible for all snow removal, grass cutting and landscaping.

         C. Right of Entry. In the event that the Lessee shall fail neglect or refuse to make any necessary repairs and/or replacements as required above, then the Lessor or Lessor's agents, upon reasonable notice being first given to Lessee, shall have the right to enter upon the Leased Premises for the Purpose of making any necessary repairs and/or replacements. The cost of any such repair or replacement shall be born by the Lessee, and the amount thereof shall be deemed to be, and be paid as additional rent.


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8.       INSURANCE

         A. Insurance. During the term of this Lease, Lessor shall provide and maintain fire and extended coverage and vandalism and malicious mischief insurance covering the Leased Premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage" and "V.M.M.", in any amount not less than one hundred percent (100%) of the insurable value thereof, to prevent Lessor from becoming a coinsurer under the terms of the applicable policy. Lessee agrees to pay Lessor, as additional rental hereunder, any premiums for such insurance.

         During the term of this Lease, the Lessee at its sole cost and expense, shall provide and maintain comprehensive public insurance, including property damage, in limits of not less that $300,000/$500,000 with respect to personal injury or death and $100,000 with respect to property damage in any accident with the loss payable clauses in favor of both the Lessor and Lessee as their interests appear. Lessee shall maintain loss of rent insurance in such amount as approved by Lessor. Lessee shall deliver to the Lessor the aforesaid policies of insurance (except that Lessee may deliver certificates evidencing such insurance in the event blanket policies have been issued), with proof of payment of the premiums therefor, at or before the commencement of the terms hereof, and renewal policies (or certificates) at least thirty (30) days prior to the expiration of any such policy. If Lessee fails to do so, the Lessor shall pay such premiums therefor and Lessee shall reimburse Lessor for all moneys expended by Lessor for that purpose, with interest at the rate of ten percent (10%) per annum, which may be added to and be collectible as additional rent hereunder.

         Lessee agrees not to knowingly violate or permit to be violated any of the conditions or provisions of the insurance policies required to be furnished hereunder, and agrees to promptly notify Lessor of any fire or other casualty. Lessor agrees not to knowingly increase the hazards on the Leased Premises by any of Lessor's own acts. Lessee and Lessor agree to comply with the requirements of any companies issuing such policies in order to keep the insurance in full force and effect. In the event that any policies shall be cancelled for noncompliance with the conditions or provisions of said policies, or requirements of the insurance companies, or in the event that Lessee fail to notify these insurance companies of any claims which may arise in accordance with the terms of said insurance then, and in that event, Lessee agrees to indemnify and save harmless Lessor from any claims and/or damages whatsoever which would otherwise be covered by said insurance, including reasonable counsel fees incurred or expended by Lessor in

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connection therewith.

         B. Waiver of Subrogation. Each party hereto waives any and every claim which arises or may arise in its favor against the other party hereto during the terms of this Lease or any renewal or extension thereof within or upon, or constituting a part of, the premises leased to Lessee hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to its policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

9.       REPAIR AFTER CASUALTY

         A. In the event of the partial destruction of the Leased Premises, or any part thereof, by fire, storm, act of God, unavoidable accidents, or the public enemy, Lessor shall speedily and as soon as practicable after such destruction, repair and restore the premises to the condition in which they were prior to such damage or destruction, but if such damage is to the extent that Lessee is deprived of the use of a part of the Leased Premises, a proportionate reduction in rent shall be made until repairs are accomplished.

         B. If the Leased Premises are damaged to such extent as to untenantable in the entirety, then rent shall cease until such time as the same shall be put in complete repair, or the rent shall be paid to the time of such damage and then, at the option of Lessee, upon written notice to Lessor within fifteen (15) days, this Lease shall terminate and become null and void, unless agreed otherwise by the parties in writing.

         C. The responsibility of the Lessor to repair or reconstruct as contemplated within this Item shall be limited to the amount of insurance proceeds available under the insurance contracts provided in Item 8(A). If the proceeds of such insurance contracts are insufficient to repair or reconstruct the Leased Premises, then Lessor shall have the right to terminate this Lease by written notice to the Lessee.


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10.      MECHANIC'S LIENS

         If any mechanic's, laborers, or materialman's lien shall at any time be filed against the Leased Premises, or any part thereof, or any encumbrance, charge, mortgage, conditional bill of sale, title retention, or security agreement be filed against the Leased Premises, Lessee within thirty (30) days after notice to the filing thereof, or such shorter period not less than fifteen
(15) days as may be required by the holder of any mortgage to which this lease is subject and subordinate, will cause the same to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction, or otherwise. If Lessee shall fail to cause such encumbrance, charge, etc., to be discharged within the period aforesaid then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge the same whether by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Lessor shall be entitled, if Lessor so elects, to compel the prosecution of an action for the foreclosure of such lien or with interest, costs and allowances. Any amounts so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith, together with interest thereon at the rate of ten percent (10%) per annum from the respective dates of Lessor's making of the payment or incurring of the cost and expense, shall constitute additional rent payable by Lessee under this Lease and shall obligate Lessee to pay or discharge any lien created by Lessor.

         Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request by Lessor, express or implied by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specified improvement, alteration to or repair of the Leased Premises or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Premises or any part thereof.

         The provisions hereof are not intended nor shall they be construed to prevent Lessee from encumbering, by manner, items of personal property located at the Leased Premises or items which it has the right to remove upon expiration of this Lease.

11.      SIGNS

         Lessee shall, with the prior written approval of the Lessor, have the privilege of placing on the Leased Premises such signs as it deems necessary and proper in the conduct of its business,

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provided Lessee pays all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, and provided such signs are legally permitted to be installed. Lessee agrees to exonerate, save harmless, protect and indemnify Lessor from and against any and all losses, damages, claims, suits or actions for any damage or injury to the person or property caused by the erection and maintenance of such signs or parts thereof.

12.      UTILITIES

         Lessee shall, during the term hereof, pay all charges for gas, electricity, light, heat or power, telephone or other communication service used, rendered or supplied upon or in connection with the Leased Premises and all water rents and sewer service charges, which are levied or charged against said premises throughout the term of this Lease and to indemnify Lessor and save it harmless against any liability or damages on such account. In no event shall Lessor be liable for the quality, quantity, failure or interruption of such service to the Leased Premises, which are a result of actions by utility suppliers, governmental laws, regulations or ordinances, or other matters beyond the control of the Lessor or otherwise.

13.      WASTE

         The Lessee will not commit or suffer any waste in or upon the Leased Premises or in or to the improvements thereon.

14.      REAL ESTATE TAXES, ETC.

         Lessor shall, during the term of this Lease, pay and discharge all real estate taxes and assessments which shall be imposed upon, become due and payable or become a lien upon the Leased Premises or any part thereof. Lessee agrees to pay Lessor, as additional rental hereunder, any amounts paid by Lessor for such real estate taxes, but no assessment.

15.      RIGHT TO INSPECT OR SHOW PREMISES

         Lessee agrees to afford Lessor free access to the Leased Premises at all reasonable times for the purpose of examining the same to determine its condition with respect to the safety of the Lessee and the preservation of the building and the property. Lessee also agrees that Lessor may within one hundred twenty (120) days of the termination of this Lease, place "FOR RENT" signs upon the premises and enter the premises for the purpose of exhibiting the premises to prospective Lessees.

16.      INDEMNIFICATION


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         Lessee agrees to indemnify and save harmless the Lessor from and against and all claims, liability, damages or loss to person or property which may arise or grow out of the occupancy of said premises by the Lessee, or out of any act of the Lessee, Lessee's employees, agents, invitees or licensees.

17.      NOTIFICATION

         Lessee agrees to promptly notify Lessor in writing of any condition in need of repair, maintenance or replacement which is the responsibility of the Lessor and which may cause loss or damage to Lessee or damage to the Leased Premises and upon failure of Lessee to do so, Lessor shall not be liable to Lessee for any loss sustained by Lessee by reason of strike, riot, the public enemy, governmental agencies, act of God or unavoidable casualty.

18.      NOTICES

         All notices to be given under this Lease shall be in writing and shall either be served personally or sent by certified or registered mail to the address of the parties below specified or from time to time changed in writing by either of them. Lessor's address for notice shall be 560 Timberlea Trail, Kettering, Ohio 45429. The Lessee's address for notice shall be 4750 Hempstead Station Drive, Kettering, Ohio 45429.

19.      NO WAIVER

         One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same or by any other covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee.

20.      SURRENDER

         Upon the expiration or other termination of the term of this Lease, Lessee shall quit and surrender to Lessor the Leased Premises, together with the building and other improvements thereon, broom clean, in good order and condition, ordinary wear and tear damage by the elements expected.

         Lessee agrees not to remove any electric wiring, lighting fixtures, plumbing or plumbing fixtures, or any items which are currently attached to the real estate and regarded as a fixture under the laws of the State of Ohio. Nor shall any item be removed which will leave the building in a marred or damaged condition; provided, however, that Lessee may remove any of its

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own machines, wiring or equipment if such is done without any damage to the Leased Premises.

         Upon failure of Lessee to remove its property, Lessor may cause all the said property to be removed at the expense of the Lessee, and the Lessee hereby agrees to pay all costs and expenses thereby incurred. Lessee's obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

21.      HOLDING OVER

         Any holding over by the Lessee or retention of said premises after the expiration of this Lease beyond the term hereof shall operate and be construed as creating a tenancy from month to month and not be construed as creating a renewing of this Lease in any manner whatsoever, but at the option of the Lessor, such tenancy may be terminated by giving Lessee thirty (30) days' written notice thereof and Lessee hereby expressly agrees that Lessor may reenter and take possession of said premises after said thirty (30) days, change locks and terminate the occupancy of the Lessee therein, any rule in law or in equity to the contrary notwithstanding.

22.      DEFAULT

         By Lessee

         A. If default be made in the payment of rent or any item of additional rent, or any part thereof and said default shall continue for a period of fifteen (15) days; or

         B. If Lessee shall assign this Lease or sublet the premises except as hereinabove provided for or mortgage this Lease; or

         C. If default be made in the performance of any of the terms, covenants, and conditions in this Lease contained on the part of Lessee to be kept or performed, or if Lessee shall fail to comply with any of the statutes, ordinances, rules, orders, regulation and/or requirements of the federal, state and/or city governments, or of any and all of their departments and bureaus applicable to the Leased Premises or as hereafter established, as herein provided, and if any default specified in this subparagraph shall continue for a period of thirty (30) days after written notice and demand, unless Lessee in good faith commenced the curing of such default within such (30) day period and cannot with reasonable diligence cure such default within said period of thirty
(30) days, in which event Lessee shall have a reasonable time to do so; or


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         D. If at any time prior to or on the date fixed for commencement of the term of this Lease, or at any time during the term demised, there shall be filed by or against Lessee in any court of competent jurisdiction a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessor's property, or if Lessee makes an assignment for the benefit of creditors or takes advantage of any insolvency act, and within thirty (30) days thereof Lessee fails to secure a discharge thereof;

         Lessor may, if Lessor so elects, at any time thereafter, terminate this Lease and the term hereof on giving Lessee: (a) three (3) days notice in writing of Lessor's intention to do so if the default is the failure of Lessee to pay rent of any item of additional rent as set forth in (A); or (b) ten (10) days notice in writing in respect to any other event of default set forth above, and this Lease and the term hereof shall expire and come to an end on the date fixed in such notice as is said date were the date originally fixed in this Lease or expiration of the term thereof and Lessee shall remain liable as hereinabove or hereinafter provided, and Lessor may relet the premises or any part of parts thereof in the name or otherwise, for a term of terms which may at Lessor's option be less than or exceed the period which would otherwise have constituted the balance of the term or exceed the period which would otherwise have constituted the balance of the term or exceed the period which would otherwise have constituted the balance of the term of this Lease without releasing Lessee from any liability, applying or obtaining possession, second to restoring the Leased Premises to a rentable condition, thirdly to brokerage fees and the cost to Lessor of re-letting the premises, and then to the payment of rent, items of additional rent and all other charges due and to grow due to Lessor, any surplus to be paid to Lessee, who shall remain liable for any deficiency.

         Any sums due to Lessor shall be paid in monthly installments by Lessee on the rent day specified in this Lease and any suit brought to collect the amount due for any month shall not prejudice in any way the rights of Lessor to collect any sums due for any subsequent month. Lessor at its option, may make any alterations, repairs, replacements and/or painting which shall not operate or be construed to release Lessee from Liability hereunder. Any mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy in law or in equity. Lessee hereby waives any and all rights of redemption granted by or under any present or future laws.

         In the event of the termination of this Lease pursuant to (4) above, Lessor shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Lessee as liquidated damages an amount equal to the rent

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reserved in this Lease for the unexpired portion of the term leased and then fair and reasonable rental value of the Leased Premises for the same period. This provision shall not limit or prejudice the rights of Lessor to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are proved, whether or not such amount be greater, equal to, or less than the payment of the difference referred to above. If Lessor shall make any expenditures or incur any obligations for the payment of money by reason of Lessee's default, including reasonable legal fees, such sums or obligations with interest at ten percent (10%) per annum shall be deemed additional rent hereunder and shall be due and payable within five (5) days or rendition of any bill or statement to Lessee therefor.

         By Lessor

         Anything in this Lease to the contrary notwithstanding, it is specifically agreed that there shall be no enforceable default against Lessor under any provisions of this Lease, unless notice of such default be given by Lessee to the Lessor in which Lessee shall specify the default or omission complained of, and Lessor shall have thirty (30) days after receipt of such notice in which to remedy such default, or if said default or omission shall be of such a nature that the same cannot be cured within said period, then the same shall not be an enforceable default if Lessor shall have commenced taking the necessary steps to cure or remedy said default within said thirty (30) days and diligently proceeds with the correction thereof.

23.      EMINENT DOMAIN

         A. In the event that the whole of the Leased Premises, or such substantial portion thereof to the extent that the Lessee is unable to continue to carry on its business in a reasonable and proper manner, be lawfully taken in appropriation proceedings, or by rights of eminent domain, then Lessee at its option, may terminate this Lease effective at the time when possession thereof is required pursuant to such proceedings, but such taking shall not operate as or be deemed an eviction of Lessee or if a breach of Lessor's covenant for quiet enjoyment; and Lessee shall pay all rent due and perform and observe all other covenants hereof up to the time when possession is required pursuant to such taking.

         B. In the event that such taking affects only a part of the Leased Premises and Lessee may reasonably continue to carry on its business without material hindrance by reason of such

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taking, this Lease shall continue in effect except that the rents for the period following such taking shall be in such amount as the parties hereto may agree between themselves to be reasonable and proper, or as may be determined by arbitration provided the parties are able to agree upon a procedure for arbitration.

         C. Lessee shall not be entitled to any part of the compensation paid to the Lessor for the property taken by duly constituted authorities or by way of damages to the residue, but nothing herein shall be construed as denying Lessee its right to claim compensation or damages, or both, from the condemner in the event such taking makes it reasonably necessary that Lessee exercise its right to cancel this Lease or suffer loss of space.

24.      ASSIGNMENT OR SUBLEASE

         Upon obtaining written consent of the Lessor, which consent shall not be unreasonably withheld, Lessee shall have the right to sublease the premises in whole or in part to assign this Lease; provided, however, that regardless of any such sublease or assignment, Lessee shall remain fully liable for the performance of all obligations under the terms and conditions of this Lease.

25.      SUCCESSORS

         All provisions contained within this Lease shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

26.      QUIET ENJOYMENT

         The Lessor hereby covenants and agrees with said Lessee that said Lessee, paying the rents and keeping and performing the covenants of this Lease to be kept and performed, shall peaceably and quietly hold and occupy and enjoy said premises during the term of this Lease, without any let, hindrance, or molestation by Lessor, or any person or persons lawfully claiming under said Lessor.

27.       ALTERATIONS

         Lessee agrees that it will make no alterations or additions in or to the Leased Premises without the written consent of the Lessor.

28.      UNLAWFUL PURPOSE

         Lessee agrees that it will not occupy or use the Leased Premises for any unlawful purpose and will comply with all lawful requirements of local health, police and fire officers, boards or commissions and other governmental authorities respecting the

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manner in which it occupies or uses the Leased Premises; and Lessee will supply any apparatus, appliance or material and will have accomplished any work for, in or about the Leased Premises which may be required by law or lawful order by any governmental authority incidental to Lessee's use of the premises herein.

29.      INTERPRETATION

         A. Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

         B. Word Meaning. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. Whenever used herein, the words "Lessor" and "Lessee" shall be deemed to include the heirs, personal representatives, successor, sublessees and assigns of said parties, unless the context excludes such construction.

         C. Captions. All section captions as to contents of particular sections herein are inserted only for convenience and are in no way to be construed as part of this Lease or as a limitation of the scope of the particular section to which they refer.

         D. Complete Document. This Lease, together with the plans and specifications identified herein, contain all the oral and written agreements, representations and arrangements between the parties hereto and any rights which the respective parties hereto may have had under any previous contracts or oral agreements are hereby cancelled and terminated and no representations or warranties are made or implied other than those set forth herein. No oral agreement or representations for rental shall be deemed to constitute a Lease other than this agreement, and not until and unless this agreement shall have been properly executed by the Lessee and delivered to the Lessor.

         E. Cumulative Remedies. No remedy herein conferred upon or reserved to Lessor or Lessee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute.


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30.      MEMORANDUM OF LEASE

         Lessor agrees, upon request by Lessee, to execute in recordable form a Memorandum of Lease, it being the intention of the parties that this Lease itself not be recorded.

         IN WITNESS WHEREOF, the parties have executed this lease on the day and year set forth in the acknowledgement of their signatures below.

Signed and acknowledged                   LESSOR:
in the presence of                                 Draft Partnership

                                          By:
                                              -------------------------
As to all                                     James F. Rowland, Partner

                                          By:
                                              -------------------------
As to all                                     Albert L. Schwarz, Jr.,
Partner


                                          By:
                                              -------------------------
                                              Richard Newkold, Partner


                                          By:
                                              -------------------------
                                              Roger Turvy, Partner


                                          By:
                                              -------------------------
                                              Thomas Winstel, Partner


                                          LESSEE:

                                          Miami Computer Supply, Inc.


                                          By:
                                              -------------------------
                                               Its:
                                                   --------------------

- ------------------------------



                                 14 of 15 Pages

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

         The foregoing instrument was acknowledged before me this 26 day of October, 1995 by James F. Rowland, Albert L. Schwarz, Jr., Richard
Newkold, Roger Turvy and Thomas Winstel, Partners of Draft Partnership, an Ohio general partnership, on behalf of the partnership.



                                                              Notary Public


STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

         The foregoing instrument was acknowledged before me this 26 day of October, 1995 by Albert L. Schwarz, Jr., President of Miami
Computer Supply, Inc., an Ohio corporation, on behalf of the corporation.



                                                              Notary Public


THIS INSTRUMENT PREPARED BY:

         HANS H. SOLTAU
         Attorney at Law
         6776 Loop Road
         Centerville, Ohio 45459

                                 15 of 15 Pages

                                   EXHIBIT "A"

Situate in the City of Kettering, County of Montgomery, State of Ohio and being Lot Number 21 of Kettering Corporate Center Replat #2 as recorded in Plat Book 140, Page 47 of the Plat Records of Montgomery County, Ohio.








                                 16 of 15 Pages

                                 17 of 15 Pages